UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) May 1, 2006
The Fashion House Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Colorado

(State or Other Jurisdiction of Incorporation)

033-07075-LA	33-1079781

(Commission File Number)	(IRS Employer Identification No.)

6310 San Vicente Blvd., #330, Los Angeles, California	90048-5499

(Address of Principal Executive Offices)	(Zip Code)
(323) 939-3031

(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
In June 2005, The Fashion House Holdings, Inc. (the “Company”) commenced a private placement (the “Private Placement”) of its shares of common stock for a purchase price of $1.00 per share along with the issuance of warrants that are immediately exercisable upon issuance, expire upon the ten year anniversary of issuance, and have an exercise price of $1.25 per share. The Company has previously reported in its filings with the Securities and Exchange Commission 6,772,232 shares of common stock and warrants to purchase 3,386,116 shares of common stock that were issued in connection with the Private Placement.
On May 1, 2006, the Company completed its Private Placement raising an aggregate of $8,014,732 with the issuance and sale of 8,014,732 shares of its common stock and warrants to purchase 4,007,366 shares of common stock, which amounts include 1,242,500 shares of common stock and warrants to purchase 621,250 shares of common stock issued since March 31, 2006 until the closing of the Private Placement.
In connection with the issuance of the shares and warrants in the Private Placement, the Company has agreed that not later than 90 calendar days following the final closing of the Private Placement, the Company will file a registration statement covering the shares of common stock sold, and the shares of common stock underlying the warrants issued, in the Private Placement and keep the registration statement effective for a period of two years. For every month (or fraction thereof) that the Company is late in filing the registration statement, the Company will pay to each investor a cash payment equal to 1% of the dollar amount invested by such investor in the Private Placement until the registration statement has been filed or six months, whichever is earlier.
Brookstreet Securities Corporation (“BSC”) acted as the managing dealer in connection with the Private Placement. BSC received an aggregate of $1,042,209.61, which consists of a commission of 8% of the gross sales price of the shares sold, a non-accountable marketing allowance of 2%, and a non-accountable expense allowance of 3%. The Company also paid BSC’s expenses equaling an aggregate of $153,269.71, which consists of legal fees and other expenses. Furthermore, the Company issued to BSC warrants to purchase an aggregate of 1,202,210 shares of common stock, of which 186,375 were issued at the final closing of the Private Placement. The warrants are immediately exercisable, expire five years from the date of issuance and have an exercise price of $1.00 per share, with a cashless exercise provision. The shares underlying the BSC warrants have the same registration rights as granted to investors in the Private Placement, excluding any cash payments if the registration statement is filed late.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FASHION HOUSE HOLDINGS, INC.

Date: July 14, 2006

	By:	/s/ Michael McHugh
Name: Michael McHugh

Title: Chief Financial Officer